UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

Alloy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 26th Street, 11th Floor New York, NY 10001	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 244-4307

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2010 Annual Shareholder’s Meeting of the Registrant (the “Annual Meeting”) was held on July 15, 2010.

The stockholders voted on two proposals as follows: (a) to elect three members to the Board of Directors as a class to serve for a three-year term ending at the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified (“Proposal 1”), and (b) to ratify the appointment of BDO Seidman, LLP as the independent registered public accountants for the fiscal year ending January 31, 2011 (Proposal 2”).

The three nominees for election to the Board as Directors under Proposal 1 were elected and the appointment of BDO USA, LLP (formerly, BDO Seidman, LLP) under Proposal 2 was approved. The number of votes cast for, against or withheld and the number of abstentions with respect to each proposal is set forth below.

	Shares For	Shares Withheld	Broker Non-Votes
Proposal 1
James K. Johnson, Jr.	8,571,267	322,106	2,247,260
Anthony N. Fiore	7,875,822	1,017,551	2,247,260
Samuel A. Gradess	5,859,121	3,034,252	2,247,260

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	10,980,633	137,859	22,141	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alloy, Inc.

Date: July 20, 2010	By:	/S/ MATTHEW C. DIAMOND
	Name:	Matthew C. Diamond
	Title:	Chairman of the Board and Chief Executive Officer